Exhibit 99.1

Yuma Energy, Inc.

NEWS RELEASE

Yuma Energy, Inc. Announces Second Quarter 2015
Financial Results and Provides an Operational Overview

HOUSTON, TX – (Marketwired – August 14, 2015) – Yuma Energy, Inc. (NYSE MKT: YUMA) (the “Company” or “Yuma”) today announced its financial results for the quarter ended June 30, 2015 and provided an operational overview relating to its properties.

Financial Results

Sales and Other Operating Revenues

The following table presents the net quantities of oil, natural gas and natural gas liquids produced and sold by us for the three and six months ended June 30, 2015 and 2014, and the average sales price per unit sold.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Production volumes:
Crude oil and condensate (Bbl)	60,956	60,603	124,592	123,490
Natural gas (Mcf)	500,404	860,515	990,540	1,716,404
Natural gas liquids (Bbl)	17,767	29,607	33,939	60,932
Total (Boe) (1)	162,124	233,629	323,621	470,490

Average prices realized:
Excluding commodity derivatives (both realized and unrealized)
Crude oil and condensate (per Bbl)	$59.22	$103.20	$52.72	$102.28
Natural gas (per Mcf)	$2.85	$4.86	$2.80	$4.97
Natural gas liquids (per Bbl)	$22.71	$37.86	$19.57	$41.39

(1)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equal to one barrel of oil equivalent (Boe).

The following table presents our revenues for the three and six months ended June 30, 2015 and 2014.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Sales of natural gas and crude oil:
Crude oil and condensate	$3,609,719	$6,254,072	$6,567,989	$12,631,160
Natural gas	1,429,114	4,186,260	2,771,188	8,531,860
Natural gas liquids	403,544	1,120,936	664,110	2,522,182
Realized gain (loss) on commodity derivatives	(255,049)	(1,020,979)	4,681,785	(1,994,173)
Unrealized loss on commodity derivatives	(1,441,930)	(708,547)	(5,308,196)	(1,686,933)
Gas marketing sales	92,517	147,783	104,286	330,868

Other revenue	316,746	302,143	586,764	543,636
Total revenues	$4,154,661	$10,281,668	$10,067,926	$20,878,600

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

The following table reconciles reported net income to Adjusted EBITDA for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Income	$(8,191,464)	$(7,550,697)	$(12,210,038)	$(7,845,675)
Depreciation, depletion & amortization of property and equipment	3,755,446	6,012,525	7,896,466	11,738,608
Interest expense, net of interest income and amounts capitalized	109,305	66,402	188,447	204,772
Income tax benefit	(3,421,600)	(285,000)	(5,380,600)	(1,134,000)
Costs to obtain a public listing	-	295,835	-	1,884,965
Increase in value of preferred stock derivative liability	-	5,975,944	-	4,503,914
Stock-based compensation net of capitalized cost	133,921	28,926	1,872,331	76,840
Accretion of asset retirement obligation	166,773	145,945	329,557	288,089
Goodwill impairment	5,349,988	-	5,349,988	-
Amortization of benefit from commodity derivatives sold	-	(23,437)	-	(46,875)
Net commodity derivatives mark-to-market loss	1,441,930	708,547	5,308,196	1,686,933
Adjusted EBITDA	$(655,701)	$5,374,990	$3,354,347	$11,357,571

Adjusted EBITDA is provided as an additional metric that is used by our board of directors and management to measure operating performance and trends. Adjusted EBITDA for the three and six months ended June 30, 2015 decreased from the same periods in 2014 by $6,030,691 (112%) and $8,003,224 (70%), respectively.

Adjusted EBITDA is presented based on management’s belief that it will enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a helpful comparison to similarly adjusted measurements of prior periods.  Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flow from operations, as defined by GAAP.  Adjusted EBITDA may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to our performance.

Operational Overview

Amazon 3-D Project – Calcasieu and Jefferson Parishes, Louisiana.  During the second quarter of 2015, we completed our Anaconda prospect, the Talbot 23-1 well, where we hold approximately a 45.0% working interest after casing point.  The well was perforated in a lower portion of the main Hackberry sand from 11,744 feet to 11,748 feet (MD) and tested at an initial gross production (“IP”) rate of approximately 7.0 MMcf/d and 180 Bbl/d of 55 degree API condensate on a 13/64th choke with flowing tubing pressures of approximately 9,000 pounds.  Subsequent production from the well was held at approximately the same producing rates until July 23rd when the well stopped flowing.  Workover operations are underway and we anticipate having the well back on production in August 2015.  The Talbot 23-1 has additional up-hole Hackberry sands in the main Hackberry section as well as four additional Marg-Tex sands with calculated pay behind pipe.

La Posada, Bayou Hebert Field – Vermilion Parish, Louisiana.  The field is currently producing approximately 53.4 MMcf/d of natural gas and 1,063 Bbl/d of oil gross (4.8 MMcf/d and 95 Bbl/d net).  During the second quarter of 2015, the field averaged approximately 55.2 MMcf/d of natural gas and 1,044 Bbl/d of oil gross (5.0 MMcf/d and 94 Bbl/d net).  We have an average net working interest in the project of approximately 12.5%.

Livingston Prospects – Livingston Parish, Louisiana.  In January of 2015, we drilled the Blackwell 39-1 (35% working interest) to a total depth of 10,100 feet measured depth (10,042 feet TVD) and completed the well in the first Wilcox sand from 9,466 feet to 9,476 feet.  During the third week in June of 2015, we installed artificial lift on the well using an electrical submersible pump (“ESP”) and tested the well at an initial gross production rate of 191 Bbl/d (50 Bbl/d net) of 42 degree API crude oil.  The Blackwell 39-1 averaged approximately 146 Bbl/d (38 Bbl/d net) over the first 30 days of production with the ESP.  Also during the second quarter of 2015, we converted the Roberts 57-1 (33% working interest) to ESP lift which resulted in a significant increase in production.  Gross production from the Roberts 57-1 is currently averaging 110 Bbl/d (26 Bbl/d net) of 40 degree API crude oil.

We are currently in the process of evaluating further artificial lift enhancements in the remaining wells on the Livingston project.  We currently have four wells producing from the lower Tuscaloosa sands, one of which is the Roberts 57-1, and three wells producing from the Wilcox sands, one of which is the Blackwell 39-1.  During the second quarter of 2015, the field averaged approximately 515 Bbl/d gross (124 Bbl/d net).  We have an average net working interest in the project of approximately 33%.

Lake Fortuna Field (Raccoon Island) – St. Bernard Parish, Louisiana.  We are continuing to evaluate additional production enhancements and facility upgrades and plan to perform additional operations during the third quarter of 2015 to improve production from the field.  During the second quarter of 2015, the field averaged approximately 132 Bbl/d gross (86 Bbl/d net).  We have an average net working interest in the project of approximately 91%.

Gardner Island and Branville Bay – St. Bernard Parish, Louisiana. During the second quarter of 2015, we completed repair work on the salt water disposal well servicing the two fields and performed upgrades to the production facilities.  Production from the two fields was restored in April 2015 and averaged approximately 359 Bbl/d gross (84 Bbl/d net) during the second quarter of 2015 inclusive of the downtime in April.

Cat Canyon Field – Santa Barbara County, California.  We plan to drill our first operated well on this property in 2015.  We are currently in the process of permitting the well.

Liquidity and Capital Resources (1)

Liquidity is calculated by adding the net funds available under our credit facility to our cash and cash equivalents.  We use liquidity as an indicator, along with our ongoing cash flow, of our ability to satisfy our future capital expenditures.

At June 30, 2015, we had a $33.0 million conforming borrowing base, with an additional $3.0 million non-conforming piece, and an undrawn amount of $6.1 million under our credit facility.

In addition, we had a cash and cash equivalents balance of $8.3 million at June 30, 2015.  This resulted in Liquidity (1) of approximately $14.4 million as of June 30, 2015.

On July 27, 2015 the Company entered into its Eighth Amendment to the credit agreement, which changed the Company’s borrowing base to $33.5 million, with an additional $1.5 million non-conforming borrowing base that expires on October 1, 2015.  The effects of this amendment would have reduced the Company’s liquidity position to approximately $13.4 million at June 30, 2015.

(1)
Liquidity can vary from period to period for Yuma and can vary among companies as to what is or is not included in liquidity.  This measurement should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

Management Comments

Sam L. Banks, Chairman, President and CEO of Yuma Energy, Inc. commented, “While the second quarter was challenging, we continue to maintain our focus on increasing our production and reducing our operating costs.   Yuma has an attractive inventory of conventional and unconventional projects that have strong economics, even in this low price environment.  During the second quarter, we improved production in our Livingston project by converting wells from rod pump to electronic submersible pumps.  We believe the work that we are performing in our Livingston project as well as the work we have accomplished on our legacy properties will lead to both production and cash flow growth in the third quarter.  On our Amazon project in the second quarter of 2015, we successfully completed our Anaconda prospect, the Talbot 23-1, where we hold approximately a 45% working interest after casing point. This well tested at an initial gross production rate of approximately 7.0 MMcf/d and 180 Bbl/d of 55 degree API condensate on a 13/64th choke with flowing tubing pressures of approximately 9,000 pounds.  While the well is temporarily down, we anticipate having the well back on production in August and expect for it to be a meaningful cash flow driver for the Company.  Lastly, acquisition and M&A opportunities are increasing, and we believe that we will be able to add accretive properties to our existing inventory of projects.  As we look ahead, we believe we can successfully grow the Company and develop our significant inventory of diversified oil and gas assets.”

Yuma Energy, Inc.

CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,
	2015	December 31,
	(Unaudited)	2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,283,003	$11,558,322
Short-term investments	-	1,170,868
Accounts receivable, net of allowance for doubtful accounts:
Trade	6,325,634	9,739,737
Officers and employees	47,565	316,077
Other	234,745	697,991
Commodity derivative instruments	110,027	3,338,537
Prepayments	843,838	782,234
Deferred taxes	245,922	245,922
Other deferred charges	281,409	342,798

Total current assets	16,372,143	28,192,486

OIL AND GAS PROPERTIES (full cost method):
Not subject to amortization	24,202,942	25,707,052
Subject to amortization	195,212,666	186,530,863

	219,415,608	212,237,915
Less: accumulated depreciation, depletion and amortization	(111,684,897)	(103,929,493)

Net oil and gas properties	107,730,711	108,308,422

OTHER PROPERTY AND EQUIPMENT:
Land, buildings and improvements	2,795,000	2,795,000
Other property and equipment	3,471,408	3,439,688
	6,266,408	6,234,688
Less: accumulated depreciation and amortization	(2,050,414)	(1,909,352)

Net other property and equipment	4,215,994	4,325,336

OTHER ASSETS AND DEFERRED CHARGES:
Commodity derivative instruments	6,579	1,403,109
Deposits	264,064	264,064
Goodwill	-	5,349,988
Other noncurrent assets	269,634	262,200

Total other assets and deferred charges	540,277	7,279,361

TOTAL ASSETS	$128,859,125	$148,105,605

Yuma Energy, Inc.

CONSOLIDATED BALANCE SHEETS – CONTINUED
(Unaudited)

	June 30,
	2015	December 31,
	(Unaudited)	2014
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current maturities of debt	$431,546	$282,843
Accounts payable, principally trade	10,645,356	25,004,364
Commodity derivative instruments	720,299	-
Asset retirement obligations	673,336	-
Deferred taxes	471,995	471,995
Other accrued liabilities	2,144,437	1,419,565

Total current liabilities	15,086,969	27,178,767

LONG-TERM DEBT:
Bank debt	29,900,000	22,900,000

OTHER NONCURRENT LIABILITIES:
Asset retirement obligations	12,077,632	12,487,770
Commodity derivative instruments	51,219	-
Deferred taxes	8,971,643	14,388,662
Restricted stock units	-	71,569
Other liabilities	58,223	22,451

Total other noncurrent liabilities	21,158,717	26,970,452

EQUITY:
Common stock, no par value
(300 million shares authorized, 71,579,952 and 69,139,869 issued)	141,140,509	137,469,772
Preferred stock	10,828,603	9,958,217
Accumulated other comprehensive income (loss)	(15,542)	38,801
Accumulated earnings (deficit)	(89,240,131)	(76,410,404)

Total equity	62,713,439	71,056,386

TOTAL LIABILITIES AND EQUITY	$128,859,125	$148,105,605

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES:
Sales of natural gas and crude oil	$5,534,894	$11,709,051	$10,107,573	$24,016,069
Realized and unrealized net losses from commodity derivatives	(1,696,979)	(1,729,526)	(626,411)	(3,681,105)
Other revenue	316,746	302,143	586,764	543,636
Total revenues	4,154,661	10,281,668	10,067,926	20,878,600

EXPENSES:
Marketing cost of sales	97,994	282,701	199,682	604,018
Lease operating	3,226,225	3,264,643	6,449,341	6,923,148
Re-engineering and workovers	60,063	550,401	554,492	551,911
General and administrative – stock-based compensation	133,921	28,926	1,872,331	76,840
General and administrative – other	2,160,909	1,789,050	4,103,139	4,939,121
Depreciation, depletion and amortization	3,755,446	6,012,525	7,896,466	11,738,608
Asset retirement obligation accretion expense	166,773	145,945	329,557	288,089
Goodwill impairment	5,349,988	-	5,349,988	-
Bad debt expense	726,225	2,871	737,536	29,999
Recovery of bad debts	(18,887)	(1,984)	(18,887)	(1,984)
Total expenses	15,658,657	12,075,078	27,473,645	25,149,750

INCOME (LOSS) FROM OPERATIONS	(11,503,996)	(1,793,410)	(17,405,719)	(4,271,150)

OTHER INCOME (EXPENSE):

Change in fair value of preferred stock derivative liability – Series A and Series B	-	(5,975,944)	-	(4,503,914)
Interest expense	(114,378)	(67,856)	(206,385)	(207,275)
Other, net	5,310	1,513	21,466	2,664
Total other income (expense)	(109,068)	(6,042,287)	(184,919)	(4,708,525)

NET INCOME (LOSS) BEFORE INCOME TAXES	(11,613,064)	(7,835,697)	(17,590,638)	(8,979,675)

Income tax expense (benefit)	(3,421,600)	(285,000)	(5,380,600)	(1,134,000)

NET INCOME (LOSS)	(8,191,464)	(7,550,697)	(12,210,038)	(7,845,675)

PREFERRED STOCK, SERIES A AND SERIES B:
Dividends paid in cash, perpetual preferred Series A	318,874	-	619,689	-
Accretion, Series A and Series B	-	284,580	-	566,529
Dividends paid in cash, Series A and Series B	-	98,960	-	98,960
Dividends paid in kind, Series A and Series B	-	4,133,380	-	4,133,380

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,510,338)	$(12,067,617)	$(12,829,727)	$(12,644,544)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.12)	$(0.29)	$(0.18)	$(0.31)
Diluted	$(0.12)	$(0.29)	$(0.18)	$(0.31)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	71,502,546	41,074,953	70,384,326	41,074,953
Diluted	71,502,546	41,074,953	70,384,326	41,074,953

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Reconciliation of net loss to net cash provided by (used in) operating activities
Net loss	$(12,210,038)	$(7,845,675)
Goodwill impairment	5,349,988	-
Increase in fair value of preferred stock derivative liability	-	4,503,914
Depreciation, depletion and amortization of property and equipment	7,896,466	11,738,608
Accretion of asset retirement obligation	329,557	288,089
Stock-based compensation net of capitalized cost	1,872,331	76,840
Amortization of other assets and liabilities	136,758	93,240
Deferred tax expense (benefit)	(5,383,000)	(1,134,000)
Bad debt expense	737,536	29,999
Write off deferred offering costs	-	1,257,160
Commodity derivatives sold previously recognized in other comprehensive income	(119,917)	-
Amortization of benefit from commodity derivatives sold	-	(46,875)
Net commodity derivatives mark-to-market loss	5,428,113	1,686,933
Other	(18,887)	(4,668)

Changes in current operating assets and liabilities:
Accounts receivable	3,427,212	(663,557)
Other current assets	(61,604)	(116,261)
Accounts payable	(11,663,279)	4,439,867
Other current liabilities	877,533	747,969

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(3,401,231)	15,051,583

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on property and equipment	(9,301,034)	(7,162,819)
Proceeds from sale of property	30,442	307,600
Decrease in short-term investments	1,170,868	-
Decrease in noncurrent receivable from affiliate	-	95,634

NET CASH USED IN INVESTING ACTIVITIES	(8,099,724)	(6,759,585)

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUED
(Unaudited)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in borrowing on line of credit	$7,000,000	$(6,440,000)
Proceeds from insurance note	536,762	624,457
Payments on insurance note	(388,059)	(294,830)
Line of credit financing costs	(210,194)	(45,249)
Net proceeds from sale of common stock	1,363,160	-
Net proceeds from sale of perpetual preferred stock	870,386	-
Cash dividends to preferred shareholders	(619,689)	(98,960)
Common stock purchased from employees	(300,732)	-
Other	(25,998)	-

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	8,225,636	(6,254,582)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,275,319)	2,037,416

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	11,558,322	4,194,511

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,283,003	$6,231,927

Supplemental disclosure of cash flow information:
Interest payments (net of interest capitalized)	$20,479	$125,023
Interest capitalized	$483,158	$501,408
Supplemental disclosure of significant non-cash activity:
Change in capital expenditures financed by accounts payable	$(2,695,729)	$2,580,503
Preferred dividends paid in kind	$-	$4,133,380

About Yuma Energy, Inc.

Yuma Energy, Inc. is a U.S.-based oil and gas company focused on the exploration for, and development of, conventional and unconventional oil and gas properties, primarily through the use of 3-D seismic surveys, in the U.S. Gulf Coast and California. The Company has employed a 3-D seismic-based strategy to build a multi-year inventory of development and exploration prospects. The Company’s current operations are focused on onshore central Louisiana, where the Company is targeting the Austin Chalk, Tuscaloosa, Wilcox, Frio, Marg Tex and Hackberry formations. In addition, the Company has a non-operated position in the Bakken Shale in North Dakota and operated positions in Kern and Santa Barbara Counties in California. Our common stock is traded on the NYSE MKT under the trading symbol “YUMA.” For more information about Yuma Energy, Inc., please visit our website at www.yumaenergyinc.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: fluctuations in oil and gas prices; the risks of the oil and gas industry (for example, operational risks in drilling and exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change. The Company’s annual report on Form 10-K for the year ended December 31, 2014, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

For more information, please contact:

James J. Jacobs
Vice President – Corporate and Business Development
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Telephone: (713) 968-7000